SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: October 13, 2005

ENTERTAINMENT CAPITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-29325	87-0643633
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer ID Number)

43180 Business Park Drive, Suite 202, Temecula, California 92590
(Address of principal executive offices)

Registrant's telephone number, including area code: 951-587-9100

ALEXANDRIA HOLDINGS, INC.
1403 East 900 South, Salt Lake City, Utah 84105
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 Material Modifications to Rights of Security Holders

Effective October 14, 2005, Entertainment Capital Corporation, a Nevada corporation (“the Company”) implemented a one for 3.8 reverse split of its issued and outstanding shares of common stock (the “Reverse Split”).  Following the Reverse Split, the number of issued and outstanding shares of the Registrant’s common stock was reduced from 6,562,500 to 1,726,974 in accordance with the one for 3.8 Reverse Split ratio.  The number of the Registrant’s authorized common shares remained at 2,000,000,000, the number of the Registrant’s authorized preferred shares remained at 5,000,000, and the par value of the Registrant’s common and preferred stock remained at $0.001 per share following the Reverse Split.

ITEM 4.01 Changes in Registrant’s Certifying Accountant

(a) On October 13, 2005, the Company dismissed Jones Simkins, P.C. as independent auditors for the Company. The decision to dismiss Jones Simkins, P.C. and to seek new independent auditors was approved by the Company’s Board of Directors.

The audit reports of Jones Simkins, P.C. on the Company's financial statements for the years ended December 31, 2003 and December 31, 2004 did not contain any adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles, except that the opinion issued with respect to the Company's financial statements for the years ended December 31, 2003 and December 31, 2004 included a reference to substantial doubt that exists regarding the Company's ability to continue as a going concern.

With respect to the financial statements for the years ended December 31, 2003 and December 31, 2004 and the subsequent interim period to the date of dismissal, there were no disagreements with Jones Simkins, P.C., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Jones Simkins, P.C., would have caused them to make reference thereto in their reports on the financial statements of the Company; and there were no reportable events or disagreements with Jones Simkins, P.C. as described in Item 304(a)(1)(iv) of Regulation S-K.

The Company requested that Jones Simkins, P.C. furnish it with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Item 4.01, and if not, stating the respects in which they do not agree. A copy of such letter, dated October 19, 2005, has been furnished by Jones Simkins, P.C. and is filed as Exhibit 16 to this Current Report on Form 8-K.

(b) On October 13, 2005, the Company engaged Epstein Weber & Conover, PLC to serve as the Company's independent auditor. Neither the Company nor anyone acting on its behalf consulted with Epstein Weber & Conover, PLC regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by Epstein Weber & Conover, PLC on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with Jones Simkins, P.C. or a reportable event with respect to Jones Simkins, P.C..

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 19, 2005, the shareholders of the Company approved to amend the Articles of Incorporation of the Company to increase the authorized number of shares of the Company’s Common Stock from 45,000,000 to 2,000,000,000 and change the name of the Company from Alexandria Holdings, Inc. to Entertainment Capital Corporation. These two changes became effective on October 14, 2005.

ITEM 9.01 Financial Statements and Exhibits

A) Financial Statements: N/A

B) Exhibits:

Exhibit No.	Document	Location
3.3	Amendment to articles of incorporation, dated October 14, 2005.	Filed herewith
16	Letter, dated October 19, 2005, from Jones Simkins, P.C. to the Securities and Exchange Commission.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT CAPITAL CORPORATION

October 19, 2005 Date	/s/ Steven R. Peacock Steven R. Peacock Chief Executive Officer and Chief Financial Officer